Exhibit 99.2

Office of the United States Trustee

DEBTOR IN POSSESSION INTERIM STATEMENT

Statement Number:	5
For the Period FROM:	03/01/2002
TO:	03/31/2002

In re:

     The Kushner-Locke Company

Chapter 11

Case No. LA 01-44828-SB (Administratively Consolidated with Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01- 44833-SB through LA 01-44836-SB; and LA 01-44841-SB)

CASH ACTIVITY ANALYSIS (Cash Basis Only)

			Collateral	Concentration
			Account	Account

Balance before Statement #1			$268,333.21	$65,956.21

A. Total Receipts per all Prior Interim Statements			1,597,997.17	1,255,204.22

B. Less: Total Disbursements per all Prior Statements			1,362,912.51	1,276,554.62

C. Beginning Balance			$503,417.87	$44,605.81

D. Receipts during Current Period

Description

03/08/2002		Lion’s Gate Settlement	24,550.00
03/08/2002		Lion’s Gate Settlement	53,450.00
03/08/2002		Lion’s Gate Settlement	80,000.00
03/29/2002		Interest	546.48
03/25/2002		Transfer from Chase	40,000.00
TOTAL RECEIPTS THIS PERIOD			158,546.48	40,000.00	—	—

E. Balance Available (C plud D)			$661,964.35	$84,605.81	$ —	$ —

F. Less: Disbursements during Current Period:

Date	Check No.	Payee/Purpose

03/01/2002	37184	Ayelet Agmon		834.74
03/01/2002	37185	Ampco Parking		1,996.08
03/01/2002	37186	Anthony Fuscillo/mileage		135.79
03/20/2002	37188	Ayelet Agmon		337.50
03/20/2002	37189	AT&T		4,524.74
03/20/2002	37190	AT&T		347.76
03/20/2002	37191	Bonded Services		6,212.10
03/20/2002	37192	Bowne		441.00
03/20/2002	37194	Federal Express		44.63
03/20/2002	37198	John Lannan		1,250.00
03/20/2002	37199	Alice Neuhauser — Parking		131.80
03/20/2002	37200	Pacific Bell		426.30
03/20/2002	37201	Brett Robinson		1,400.00
03/20/2002	37202	Matt Schuller		920.00
03/20/2002	37203	Sprint		1,622.96
03/20/2002	37204	Financial Decisions		35.00
03/20/2002	37205	Sequoia Messenger		44.97
03/20/2002	37206	Brett Robinson		1,600.00
03/20/2002	37207	Matt Schuller		360.00
03/20/2002	37211	Adelphia		39.41
03/20/2002	37213	Pacific Bell		926.15
03/20/2002	37215	Imperial Idaho Investments — rent		2,000.00
03/20/2002	37216	Imperial Idaho Investments — rent		5,000.00
03/22/2002	37217	Keren Aminia		2,374.93
03/22/2002	37218	Kevin Marino		730.75
03/22/2002	37219	Tanya Miller		1,249.87
03/22/2002	37220	Neri Adam		532.50
03/26/2002	wire	Irwin Friedman		2,084.00
03/26/2002 03/25/2002	wire	Stuart Hersch transfer	40,000.00	2,084.00
TOTAL DISBURSEMENTS THIS PERIOD:			40,000.00	39,686.98	—	—

G. Ending Balance (E less F)			$621,964.35	$44,918.83	$ —	$ —

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 3

H	(1)		Collateral Account:
		a)	Depository Name and Location:	Chase Bank 1 Chase Manhattan Plaza, New York, NY 10081
		b)	Account Number:	323221556
	(2)		Concentration Account:
		a)	Depository Name and Location:	Comerica Bank 10900 Wilshire Blvd, Los Angeles, CA 90024
		b)	Account Number:	1891935460

I: Other monies on hand:

The Kushner Locke Company PWI account	1891215236	$1,000.00
Bank of Scotland — Pinocchio	3549485	1,245,315.38 Pounds Sterling	Time Deposit (KL' s interest is 70%)
Bank of Scotland — Basil	3626816	193,650.39 Pounds Sterling	Time Deposit (KL' s interest is 80%)
Allied Pinocchio	10747301	4,423.11 Pounds Sterling
KLI-UK	10008956	2,446.06 Pound Sterling
Freeway\Kushner-Locke	323-509487	$255.95

I: Other monies on hand (continued):

Additionally, the Company maintains a minimal amount of Petty Cash (less than $500).

Joint Venture Accounts:

KL MDP Sensation	60-066-930	$17,572.30
KL\7 Venture	1890-69-6360	9,236.89
Denial Venture	1890-69-6501	41,631.14
Cracker LLC	1891-04-1665	1,000.00
Swing	323-518095	6,957.50

I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

Debtor in Possession